Exhibit 99.1

Global Eagle Entertainment Announces Completion of Warrant Exchanges

Los Angeles, Calif., (August 4, 2015) – Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), a worldwide provider of media content, connectivity systems and operational data solutions to the travel industry, today announced that it successfully repurchased from certain public warrant holders approximately 3.0 million warrants in exchange for approximately 1.0 million shares of GEE common stock.

“With the completion of these exchanges, in the past 12 months GEE has successfully reduced its outstanding public and sponsor warrants by well over two-thirds,” commented Dave Davis, CEO of GEE. “Since September of 2014, GEE has reduced this overhang from 22.8 million warrants to 7.1 million warrants, as we continually work to improve our capital structure.”

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of media content, connectivity systems and operational data solutions to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development. Serving over 150 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives. The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America. Find out more at www.geemedia.com

Forward-Looking Statements

We make forward-looking statements in this press release. These forward-looking statements relate to expectations or forecasts for future events, including without limitation, our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words "may," "might," "will," "will likely result," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and should not be relied upon as representing our views as of any subsequent date. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation those risks and uncertainties described in our most recent annual report on Form 10-K, as amended, and subsequently filed reports on Form 10-Q, as amended. As a result, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Kevin Trosian

Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com